UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 1, 2007
(Date of Earliest Event Reported)

CALYPSO WIRELESS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-8497	13-5671924
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N.W. 79th Ave., Suite 220, Doral, FL	33122
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, Including Area Code: (305) 828-3418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 22, 2005, the Registrant's board of directors recommended and approved the engagement of John A. Braden & Co., P.C. as its independent accountant to audit the Registrant's financial statements for its fiscal year ending December 31, 2005. Effective January 1, 2007, John A. Braden & Co., P.C. merged with GLO CPAs, LLP, which firm issued its report on the Registrant's consolidated financial statements for the year ended December 31, 2006. As a result of the merger of John A. Braden & Co., P.C. into GLO CPAs, LLP, the board of directors recommended and approved the engagement of GLO CPAs, LLP as the Registrant's auditors for its fiscal year ending December 31, 2006. During the period in which John A. Braden & Co., P.C. was engaged as the Registrant's auditor and prior to its merger with GLO CPAs, LLP, there were no disagreements with John A. Braden & Co., P.C. on any matter of accounting principal or practice, financial statement disclosure, or auditing scope or procedure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-Kor incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
16.1	Changes in Registrant's Certifying Accountant, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calypso Wireless, Inc.
/s/ CHERYL L. DOTSON
Chief Financial Officer

Date: November 27, 2007